Exhibit 99.1

Yum China unveils “RGM 2.0” strategy and introduces 3-year financial targets at 2023 Investor Day

Accelerates network expansion to reach 20,000 stores by 2026

Targets double-digit EPS CAGR and $3 billion shareholder return from 2024 to 2026

Shanghai, China (September 14, 2023) – Yum China Holdings, Inc. (NYSE: YUMC and HKEX: 9987, "Yum China" or the "Company") hosted its 2023 Investor Day today in Xi’an, China. At the event, Yum China’s CEO Joey Wat, CFO Andy Yeung and members of the management team formally launched the Company’s refreshed “RGM 2.0” strategy to an in-person audience in Xi’an and to an online audience via webcast. Presentations highlighted the Company’s strategic initiatives to accelerate network expansion, drive sales growth and boost profits. Yum China is striving to reach 20,000 stores by 2026 and to achieve high-single-to-double-digit CAGR for system sales and operating profit as well as double-digit EPS CAGR from 2024 to 2026, compared to base year 2023 and in constant currency. The Company targets to return approximately $3 billion to shareholders through quarterly dividends and share repurchases over the same three-year period, doubling the shareholder return of the past three years.

Joey Wat, CEO of Yum China, commented, “We are excited about the significant opportunities China presents. In 2021, we implemented our “RGM” strategy, which stands for “Resilience, Growth and Moat.” Thanks to the tireless efforts of our team and their exceptional execution, we expanded our footprint, achieved robust performance and remained profitable throughout the past three years. Further, we have transformed our business, emerging even stronger and better positioned for growth. Moreover, we have strengthened emotional connections with customers. Going forward, we are transitioning our RGM strategy to place greater emphasis on growth. By leveraging flexible store formats and strategically partnering with franchisees, we are expanding into more locations. Through our delicious and innovative food offerings, combined with amazing value for money, we are winning over more customers and giving them compelling reasons to choose us. As we continue to expand, we believe our improved cost structure and proactive cost management will enable us to sustain and potentially improve our profitability over time. Our ambitious financial growth targets for 2024 to 2026 reflect our unwavering commitment to delivering value to our shareholders, affirming our confidence in our prospects, expanding our reach, and driving robust growth.”

Additional highlights from the Investor Day presentations are included below.

2023 Investor Day Highlights:

KFC: Most powerful quick-service restaurant brand in China – Huge potential lies ahead

This year, KFC will celebrate its 10,000th store in China. Even with a presence in over 1,900 cities, KFC continues to expand its addressable market. There are over 1,100 unpenetrated cities and significant untapped opportunities in strategic locations such as highway service centers, hospitals and college campuses. The brand plans to accelerate its annual net new store openings to over 1,200 in the next three years, 15% to 20% of which are projected to be franchise stores. To achieve this, KFC has a variety of new store models and modules that enable customization to suit different trade zones and city tiers. Concurrently, KFC continues to drive sales growth with a wide array of delicious and innovative food and drink offerings, signature campaigns, and popular toys and games. The brand plans to further improve its flexibility and productivity through various cost structure rebasing initiatives such as store management sharing, securing favorable lease terms with variable rent components, enhancing automation in operations and centralizing store processes.

Pizza Hut: Leading casual dining restaurant brand in China – Transformed for accelerated growth

Having passed the 3,000-restaurant mark this year, Pizza Hut is on track to achieve record-high net new stores in 2023, and plans to further increase the pace to 400-500 net new stores annually in the next three years. The brand intends to drive footprint growth with flexible store formats such as its proven satellite store format. At the same time, Pizza Hut is expanding its mass market appeal by creating affordable occasions, driving off-premise sales and streamlining services. The brand continues to reinforce its leadership position in the pizza category and is also expanding into more categories such as burgers and coffee. Pizza Hut also aims to further grow existing occasions such as breakfast and individual meals. Additionally, the brand will continue to transform its cost structures for more resilience and flexibility.

Lavazza: Iconic Italian coffee brand – Targeting China’s fast-growing coffee segment with encouraging progress

Yum China’s joint venture with world-renowned Italian coffee brand Lavazza has made encouraging progress in the past two years, now operating over 100 coffee shops in 11 cities along with a growing retail business. With an ambition to reach 1,000 stores in the next three to five years, it is deploying a four-pillar strategy focused on investing in brand building, refining its menu with a mix of authentic Italian and locally-inspired beverage and food items, expanding its digital presence and enhancing delivery capabilities, as well as upgrading store design and experience. In addition, the joint venture plans to further expand its retail business through collaborations with premium partners such as hotels, fine dining establishments and retailers, leveraging Lavazza's quality coffee beans.

Embracing AI to build future-ready digital capabilities

Yum China’s rapid expansion is supported by a dynamic AI-empowered digital infrastructure. Through digitalized operational tools and automated technology solutions, the Company has streamlined workflows, empowered store management and increased flexibility. This has allowed 80% store growth since 2016 with a relatively flat headcount. In addition, to support the growth of franchise stores, Yum China has been building an integrated digital solution for franchise management. Going forward, the Company is broadening its use of AI technologies to further improve customer experience, store operations and people management. Strong in-house digital capabilities and the development of a company-wide knowledge base will drive innovation in future AI-enabled applications.

World-class supply chain supports long-term growth

Over the years, Yum China has built a formidable, agile and highly efficient supply chain to support its growth. With upstream supplier collaborations and innovative solutions such as full utilization of raw materials, the Company has been able to maintain competitive raw material costs. Going forward, the Company is building more company-owned logistics centers to enhance digitalized operations and create flexibility. The Company’s ongoing efforts to optimize its intelligent network planning and multimodal delivery are expected to help it improve coverage and manage costs. Yum China is also making progress on its sustainability goal to transition its stores and support facilities to use renewable energy. Recently, its logistics center in Nanning, Guangxi, became the industry’s first cold chain logistics center in China to be 100% green-powered.

Building an industry-leading sustainable workforce

Yum China’s people strategy centers on building a sustainable and engaged workforce to support the Company’s fast growth. The Company has a robust talent development strategy with structured training and career paths in place to cultivate top operational talents. Additionally, the Company offers one of the leading employee care programs in China, an equity incentive plan for its eligible Restaurant General Managers, and rewarding experience from active engagement in community services. Yum China continues to uphold a people-first philosophy, with “Fair, Care and Pride” as its guiding principles.

Balanced and systematic capital allocation

In accordance with the previously disclosed 5-year capital expenditure plan of approximately $5 billion to $6.5 billion announced during the 2021 Investor Day, Yum China is earmarking a total capital expenditure of $3.5 billion to $5 billion over the next three years. These investments are aimed at growing and refining its store network, enhancing its supply chain infrastructure and further advancing digital capabilities. Moreover, the Company will continue its disciplined approach to strategic investment, focusing on targets that strengthen core capabilities and improve market positioning. Yum China is committed to returning surplus cash to shareholders, with a target to return approximately $3 billion from 2024 to 2026. This includes a significant increase in share repurchases and a planned double-digit increase in dividends.

2023 outlook

The recovery trajectory remains stable despite the near-term economic headwinds. The Company expects same-store sales to continue recovering steadily throughout the full year 2023, maintaining a pace of approximately 90% compared to the 2019 level.

The Company increased its net new stores target for 2023 to 1,400-1,600, compared with its previous target of 1,100-1,300. Footprint growth is supported by the flexible store formats, healthy new store payback periods and a strong store pipeline. Management will continue to implement a disciplined and systematic approach in new store openings.

The Company maintained its capital expenditures target of approximately $700 million to $900 million for 2023.

Webcast Replay and Presentation Materials

A webcast replay of the Investor Day as well as the presentation materials are available at http://ir.yumchina.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as "expect," "expectation," "believe," "anticipate," "may," "could," "intend," "belief," "plan," "estimate," "target," "predict," "project," "likely," "will," "continue," "should," "forecast," "outlook," "commit" or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investment, dividend and share repurchase plans, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, pace of recovery of Yum China's business, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth, beliefs regarding the long-term drivers of Yum China's business and sustainability goals. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 pandemic, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company has over 400,000 employees and operates over 13,000 restaurants under six brands across 1,900 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. Taco Bell offers innovative Mexican-inspired food. Yum China has also partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Yum China has a world-class, digitalized supply chain which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:
Tel: +86 21 2407 7556 / +852 2267 5801 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com